UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 5, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on November 2, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: October 2007

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through October 4, 2007. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Cost Structure

1.              Can you talk a little in terms of your expense flexibility?  In a slower revenue growth environment do you have a lot of flexibility in reducing expenses?  If so what type of expenses?

We describe our business model as having relatively high fixed costs, but we do have the flexibility to adjust our expense growth if needed. Our fixed costs are mainly for building and maintaining our investment databases and investing in our core skill areas of research, technology, and design. In a slower-growth environment, we could cut back on the amount of growth in costs for adding staff and functionality, as well as areas such as bonus expense and sales and marketing.

First-Quarter Marketing Costs

2.              What led to the unusual ramp up in marketing spending in Q1:07?  Can you outline what may or may not be recurring expenses there?

In the first quarter of 2007 we significantly expanded our direct mail campaigns to promote annual publications such as the Morningstar Stocks 500, Morningstar Funds 500, Morningstar ETFs 150, and the Stocks, Bonds, Bills, and Inflation Yearbook, which are published in the first quarter. These direct mail campaigns were a major contributor to growth in marketing expense in the first quarter. We expect to incur some annual marketing expense for these books each year, although it may not increase to the same extent it did in 2007.

Acquisitions and Cost Savings

3.              What were the cost saves in each of the three deals consummated in 2006. Are they all fully phased in to the run-rate—if so, since which quarter?

We haven’t disclosed specific information about operating expense or operating income for any of the businesses we acquired in 2006. Speaking generally, we achieved significant cost savings following our acquisition of Ibbotson Associates. For the InvestorForce database acquisition, we also saw cost savings because it was purely a database acquisition, and we didn’t acquire staff or physical operations. With

Aspect Huntley, the strategic rationale was based more on increasing revenue than cost reductions, so we didn’t anticipate large cost savings when we made the acquisition.

Regarding the second part of your question, we include the financial results of acquired businesses in our financial statements from the date of acquisition. Our 2006 acquisitions were completed on the dates shown below:

March 1, 2006:	Ibbotson Associates, Inc.

July 25, 2006:	Aspect Huntley Pty Limited

August 1, 2006:	Institutional Hedge Fund and Separate Account Database Division of InvestorForce, Inc.

Revenue from acquisitions includes the acquired operation for one year following the acquisition date, after which we consider it part of our organic revenue stream. For example, we included Ibbotson Associates in revenue from acquisitions through February 2007, after which it became part of our organic revenue stream. We included Aspect Huntley and InvestorForce in revenue from acquisitions through July 24 and July 31, 2007, respectively.

Product Development Plans

4.              I assume you have a fairly busy product pipeline—can you give me some color on what may be in your product pipeline and in what stage of development?

We’re always working on product development, but most of our pipeline is currently focused on enhancements to existing products and applications rather than entirely new products. For example, we’re continuing to work on building investment data and content for Morningstar.com, our Web site for individual investors; introducing new books and investment newsletters; enhancing our Web sites outside the United States, and continuing to enhance our other major platforms, Morningstar Advisor Workstation and Morningstar Direct.

Data Staffing

5.              How many data entry type of personnel do you employ just to keep your various databases up to date? What is the process they follow—for example do they have to manually go through the various funds/company filings and update the database or do you get some kind of electronic feed?

We had about 200 data analysts on staff as of year-end 2006. We download the majority of our performance and portfolio-related data electronically, either from NASDAQ (for net asset values and fund performance data) or directly from fund companies and transfer agents (for portfolio holdings). For other information, such as operations-related data, we use prospectuses and other filing documents to update our database. Some of this work is manual, although we try to automate our processes as much as possible.

Data Sources

6.              I understand that the equity options data provided by Morningstar is sourced from ACTIV Financial Systems. Do you have any other data that may not be proprietary?

We collect the majority of our data from primary sources, such as SEC filings and company financial statements, but we also use data from third parties. For example, we use market indexes under license from companies such as Lehman Brothers and MSCI; pricing data from NASDAQ and ComStock, a division of Interactive Data Corporation; and earnings estimates from Reuters.

Mutual Fund Database

7.              Can you size the mutual fund market in the U.S. in terms of number of funds and what percentage of those are currently rated by Morningstar?

We estimate that there are approximately 21,000 non-money market mutual funds in the United States, including multiple share classes. We cover about 95% of those mutual funds and provide ratings on every fund that has at least three years of performance history.

Hedge Fund Database

8.              Of the 3,000 Hedge Funds related data that came on board in the InvestorForce database acquisition—how many were in the U.S.?

Roughly half of the 3,000 hedge funds added through our InvestorForce database acquisition were based in the United States.

Institutional Segment

9.              Why did organic growth (ex. Deals) in the Institutional segment decline 11.5% or so in Q3:06?  Also why do I see a sharp decline in operating margin in Q2:06 in the Institutional segment?

The segment’s organic growth rates were actually similar in the second and third quarters of 2006. It looks like you might be comparing the third quarter’s organic growth rate with total segment revenue (including revenue from acquisitions) in the second quarter. The segment’s total revenue of $34.3 million in the second quarter of 2006 included $4.9 million of incremental revenue from our acquisition of Ibbotson. Excluding that amount, organic revenue increased 27.8% year over year in the second quarter of 2006, compared with an organic revenue increase of 26.1% year over year in the third quarter of 2006.

The decline in the Institutional segment’s operating margin in the second quarter of 2006 was driven by incremental costs from Ibbotson, including significant product implementation fees for the Advice by Ibbotson service. We recorded $1.1 million of product implementation expense related to the Advice by Ibbotson service in the second quarter, but did not begin recognizing the related revenue until client testing of the implementation was complete. This timing difference had a negative impact on our operating margin.

Ibbotson Associates

10.       For a few quarters prior to its acquisition in March 2006, did Ibbotson’s top-line not grow very well (was in decline)? However, post acquisition Ibbotson’s money management & consulting business seems to have exploded. Could you provide us with some insights as to why?

Regarding the first part of your question, Ibbotson Associates did not have declining revenue growth in the few quarters leading up to our acquisition, which we completed in March 2006. However, it’s true that Ibbotson’s money management and consulting business has had very strong asset growth following the acquisition.

This post-acquisition asset growth has been driven by a few different factors, including strong growth in new contracts, high client renewal rates, and greater emphasis on providing newer, more innovative solutions that capitalize on Ibbotson’s research expertise. In addition, some of Ibbotson’s accounts that were previously paid under flat fees reached the asset threshold for receiving asset-based fees. This also contributed to the increase in assets for Ibbotson’s consulting and managed retirement account businesses.

Consulting/Asset Management

11.       Could you explain the difference between assets under management vs. advisement?

We use assets under management to refer to assets we manage directly, such as with Morningstar Managed Portfolios and the managed retirement accounts that are part of our retirement advice platform. Assets under advisement refers to assets on which we provide consulting or other advice but for which we don’t have direct discretionary investment authority. We typically act as a portfolio consultant or subadvisor providing advice to larger investment firms. For example, we provide asset allocation and fund selection services for numerous funds of funds, and we include these assets in our total assets under advisement, which totaled about $81.5 billion as of June 30, 2007.

12.       When the business is “fee based,” for assets under management, what do you typically earn (e.g. how many basis points, on average)?

For Morningstar Managed Portfolios, our management fee is based on a tiered schedule that depends on the client’s average daily portfolio balance and generally ranges from 20 to 40 basis points. For the managed retirement accounts we offer through Advice by Ibbotson and Morningstar Retirement Manager, our fees vary by client.

13.       When the business is “fee based,” for assets under advisement, what do you typically earn? (e.g. how many basis points, on average)

The asset-based fees we receive for assets under advisement vary by client, depending on the scope of the work and the level of service required.

14.       Currently you disclose Consulting revenues annually (as one of top-five products). Now that Consulting is a more significant driver, would it be possible to report consulting revenues quarterly? (if not this year, then perhaps starting with Q1 2008?) Note, on a quarterly basis, Consulting will surpass Individual soon, if not already.

We’re not currently reporting consulting revenue quarterly because we believe it might set a precedent for a level of reporting granularity we’re not comfortable with. We don’t report quarterly revenue for any of our products. We try to provide insight on ongoing business trends in this area of our business by reporting updated statistics on assets under advisement in Investment Consulting as part of the supplemental data included in each quarter’s earnings release.

15.       Does Mr. Mansueto, and other senior management, use Morningstar’s Consulting services (i.e. via Managed Accounts and/or asset allocation)? Putting this more directly: Do you eat your own cooking?

For our Investment Consulting Services, it’s difficult for us to invest in all of our clients’ portfolios because we have numerous clients and don’t directly manage these assets. (You can find more information on assets under management vs. assets under advisement in our response to question #11).

The two areas where we manage assets directly are Morningstar Managed Portfolios and managed retirement accounts. Joe Mansueto and Don Phillips both have assets invested in our Managed Portfolios program. Our managed retirement accounts are geared toward employees who don’t have the time or expertise to manage their own 401(k) portfolios. Because most of our senior managers are relatively sophisticated investors who enjoy the investment process, they tend to manage their own 401(k) assets, but some of them do use Morningstar’s managed retirement accounts.

Managed Retirement Accounts

16.         A follow-up from last month’s Q&A regarding Managed Retirement Accounts (i.e. plan-providers of 401k): You indicated that YTD (1/1/2007 to 9/7/2007) the number of plan-providers went from 31 to 32. What is the size of this market in terms of the number of significant-plan-providers? (You indicated available 401k assets at year-end 2006 was $2.5 trillion) I am puzzled because AUM is growing very quickly (from $6.1B to 11.6B y/y, from 8.6B to 11.6B ytd), yet you only signed up one new plan-provider YTD? Was this a disappointment? Am I understanding this correctly? Could you provide us with some insight as to why it has been so hard to sign up new plan-providers this year? Further, how many plan-providers did we lose and add YTD?

It depends on how you define “significant,” but based on Pensions & Investments’ annual ranking of retirement plan record keepers, there are approximately 50 plan providers with at least 100,000 plan participants.

Most of these large record keepers already have relationships in place with service providers on the advice side, either with us or with one of our competitors. Because of that, it’s difficult to increase the number of plan provider relationships unless we can win over an account from another existing advice provider. In addition, there has been consolidation among several players in the record keeping industry. Because we’ve already associated with some of the biggest players, we’ve seen some benefits from this consolidation trend, although it doesn’t necessarily increase our number of clients.

Given these trends, our growth in retirement advice has been largely driven by asset growth from existing plan provider clients. Our focus is on driving growth within existing plan provider clients rather than increasing the number of plan providers. In addition, we’re continuing to improve our services and fine-tune our business model to better meet the needs of this market.

Timing of Earnings Releases

17.       Berkshire always releases its earnings after the close of Fridays (to give people time to digest it). Would it be possible for Morningstar to do something similar? It does not have to be Fridays, perhaps release it in the afternoon after markets are closed, rather than just before markets open in the morning? (e.g. trading was kind of extreme immediately after Q2’s release that morning)

To date, we’ve released our earnings before the market open and have already scheduled our third-quarter earnings release for before the market open on Thursday, November 1, but we’ll take this suggestion under consideration as we schedule our future release dates.

Morningstar Japan

18.       Wondering if somebody there might be able to answer a few brief questions about your Japanese subsidiary  The two main areas of interest are 1) ownership and board structure of the Japanese business, and MORN’s long-term objectives for this and any other non-consolidated subs, and 2) difference in the business model between Japan and the US.

In April 1998, we entered into an agreement with Softbank Corporation to form a joint venture, Morningstar Japan K.K. (MJKK), which develops and markets products and services customized for the Japanese market. In June 2000, MJKK became a public company, and its shares are traded on the Osaka Stock Exchange, “Hercules Market,” using the ticker 4765. After MJKK’s initial public offering, the joint venture agreement between us and Softbank Corporation was terminated, but we continued to hold shares of MJKK stock. As of June 30, 2007, we owned approximately 35% of MJKK.

Regarding the board structure of this operation, three of our executives (Don Phillips, Bevin Desmond, and Tao Huang) are members of the board of directors for MJKK, but otherwise the board structure is separate from that of Morningstar, Inc.

We established MJKK for the purpose of establishing a presence in Japan and did this through a joint venture structure because it allowed us to quickly establish a presence in this market and benefit from local market expertise.

For the most part, we currently conduct our business operations outside of the United States through wholly owned or majority-owned operating subsidiaries. In a few cases, however, we hold minority ownership positions to provide us with a presence in certain markets. In addition to Morningstar Japan, we currently hold minority ownership positions in companies based in Denmark, Korea, and Sweden.

To enable these companies to do business in their designated territories, we provide them with the rights to the Morningstar name and logo and with access to certain of our products and technology. Each company operating within a particular country or market is responsible for developing marketing plans tailored to meet the specific needs of investors within its own market and working with Morningstar’s data collection and development centers to create and maintain databases, develop new products, and enhance existing products.

MORN Share Price

19.       I have a question to which I can’t find the answer. In late July 2007/early August 2007, the share price of Morningstar Inc. did increase significantly. Was this due to the Q2 ‘07 report and positive reactions or do you have another explanation? I am thankful for your time and help regarding this question.

We have a policy of not commenting about our stock price, so we’ll refrain from comment here.

Seasonality in Advisor Segment

20.       There seems to be a certain amount of seasonality in the Advisors segment revenues—for example Q1 and Q2 seem generally the stronger quarters.  What would you attribute this to?

We hold our annual investment conference in June each year, so revenue tends to be a bit stronger in the second quarter. Sales for Financial Communications materials have also shown some seasonal patterns, with a relatively larger percentage of annual sales occurring in the first quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 5, 2007	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer